Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic Announces Cash Tender Offer for Certain Outstanding Debt Securities Issued by

Medtronic, Inc. and Covidien International Finance S.A.

DUBLIN – February 20, 2019 - Medtronic plc (the “Company”) (NYSE: MDT) today announced the commencement of a cash tender offer by its indirectly wholly owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc., the “Offerors”), for any and all (the “Any and All Tender Offers”) of the outstanding Securities listed in Table 1 below and up to $1.9 billion (the “Aggregate Maximum Purchase Price”) combined aggregate purchase price (excluding Accrued Interest (as defined below) and fees and expenses related to the Tender Offers) (the “Maximum Tender Offers” and, collectively with the Any and All Tender Offers, the “Tender Offers”) of the outstanding Securities listed in Table 2 below (the “Maximum Tender Offer Notes,” and, collectively with the Any and All Notes, the “Securities”).

The below tables summarize certain information regarding the Securities and the Tender Offers, including the order of priority set forth in Table 2, subject to the Series Tender cap, if applicable, and the Aggregate Maximum Purchase Price for the Maximum Tender Offer Notes. The Any and All Notes are not subject to a cap on the aggregate purchase price.

Table 1: Any and All Notes

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread(1)	Early Tender Payment (2) (3)
2.500% Senior Notes due 2020	585055BG0	Medtronic, Inc.	$2,500,000,000	1.625% U.S.T. due 3/15/20	PX4	15	$30
4.20% Senior Notes due 2020	22303QAL4	Covidien International Finance S.A.	$600,000,000	1.500% U.S.T. due 6/15/20	PX4	15	$30

Table 2: Maximum Tender Offer Notes1

Title of Security	CUSIP Numbers	Issuer/Offeror	Principal Amount Outstanding	Acceptance Priority Level (4)	Series Tender Cap	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Payment (2) (3)
6.550% Senior Notes due 2037	22303QAH3	Covidien International Finance S.A.	$374,039,000	1	$75,000,000	3.375% U.S.T. due 11/15/48	PX1	100	$30
6.50% Senior Notes due 2039	585055AQ9	Medtronic, Inc.	$300,000,000	2	N/A	3.375% U.S.T. due 11/15/48	PX1	105	$30
5.550% Notes due 2040	585055AT3	Medtronic, Inc.	$500,000,000	3	N/A	3.375% U.S.T. due 11/15/48	PX1	90	$30
4.625% Notes due 2044	585055BD7	Medtronic, Inc.	$650,000,000	4	N/A	3.375% U.S.T. due 11/15/48	PX1	80	$30
4.500% Notes due 2042	585055AW6	Medtronic, Inc.	$400,000,000	5	N/A	3.375% U.S.T. due 11/15/48	PX1	85	$30
4.625% Senior Notes due 2045	585055BU9	Medtronic, Inc.	$4,150,000,000	6	N/A	3.375% U.S.T. due 11/15/48	PX1	80	$30
4.375% Senior Notes due 2035	585055BT2	Medtronic, Inc.	$2,381,619,000	7	N/A	3.375% U.S.T. due 11/15/48	PX1	70	$30
4.125% Notes due 2021	585055AV8	Medtronic, Inc.	$500,000,000	8	N/A	2.500% U.S.T. due 1/31/21	PX1	15	$30
4.000% Notes due 2043	585055AY2	Medtronic, Inc.	$325,024,000	9	N/A	3.375% U.S.T. due 11/15/48	PX1	90	$30

(1)	If the Total Consideration (as defined below) based on the applicable Fixed Spread (as defined below) would have been below $1,000, then it will be equal to $1,000 per $1,000 principal amount.
(2)	Per $1,000 principal amount.
(3)

The Total Consideration for Securities validly tendered prior to or at the applicable Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Payment (as defined below). The Total Consideration will be determined by taking into account the applicable par call date for each series of Securities, if any.

(4)

The offers with respect to the Maximum Tender Offer Notes are subject to the Aggregate Maximum Purchase Price of $1.9 billion in aggregate purchase price and the Series Tender Cap. All references to the aggregate purchase price for the Maximum Tender Offer Notes include the applicable Total Consideration or Tender Offer Consideration (as

defined below) and exclude applicable Accrued Interest and fees and expenses related to the Tender Offers. The Offerors will purchase an aggregate principal amount of Maximum Tender Offer Notes having an aggregate purchase price up to the Aggregate Maximum Purchase Price, subject to the Acceptance Priority Level and the Series Tender Cap as set forth in the table above.

The Tender Offers are being made pursuant to an Offer to Purchase, dated February 20, 2019 (the “Offer to Purchase”), which sets forth the terms and conditions of the Tender Offers. The Tender Offers will expire at 12:00 midnight, New York City time, on March 19, 2019 (one minute after 11:59 p.m., New York City time, on March 19, 2019), or any other date and time to which the applicable Offeror extends such Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Securities must validly tender and not validly withdraw their Securities prior to 5:00 p.m., New York City time, on March 5, 2019, (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Date”), to be eligible to receive the Total Consideration (as defined below), which is inclusive of the applicable cash amount set forth in the above table under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders who validly tender their Securities after the Early Tender Date but prior to the applicable Expiration Date will only be eligible to receive the applicable Tender Offer Consideration.

All Holders of Securities accepted for purchase will also receive accrued and unpaid interest (“Accrued Interest”) on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date.

The applicable consideration (the “Total Consideration”) offered per $1,000 principal amount of Securities of each series validly tendered and accepted for purchase pursuant to the applicable Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the applicable “Fixed Spread” for such Securities specified in the tables above plus the applicable yield to maturity based on the bid-side price of the applicable “U.S. Treasury Reference Security” specified in the tables above as quoted on the applicable page on the Bloomberg Bond Trader at 11:00 a.m., New York City time, on the first business day following the Early Tender Date which is expected to be March 6, 2019. The “Tender Offer Consideration” is equal to the Total Consideration minus the Early Tender Payment.

Subject to the Aggregate Maximum Purchase Price and the Series Tender Cap, if applicable, the amounts of each series of Maximum Tender Offer Notes that are purchased in the Maximum Tender Offers will be purchased in accordance with the acceptance priority levels set forth in the above Table 2 (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 9 being the lowest Acceptance Priority Level.

Maximum Tender Offer Notes of a series may be subject to proration if the aggregate principal amount of the Maximum Tender Offer Notes of such series validly tendered and not validly withdrawn would cause the Aggregate Maximum Purchase Price to be exceeded, or, in the case of the 6.550% Senior Notes due 2037 (the “2037 Notes”), if the aggregate principal amount of the 2037 Notes validly tendered and not validly withdrawn is greater than the Series Tender Cap.

The Tender Offers will expire on the applicable Expiration Date. The settlement date for the Securities that are validly tendered on or prior to the Early Tender Date is expected to be March 11, 2019, the fourth business day following the Early Tender Date (the “Early Settlement Date”), assuming the conditions to the satisfaction of the applicable Tender Offer are satisfied. The settlement date for Securities that are validly tendered following the Early Tender Date but on or prior to the applicable Expiration Date is expected to be March 21, 2019, the second business day following the Expiration Date (the “Final Settlement Date”).

Securities that are validly tendered may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on March 5, 2019 (unless extended, the “Withdrawal Deadline”). After such time Securities may not be withdrawn unless the applicable Offeror extends the Withdrawal Deadline.

Medtronic, Inc. and/or CIFSA, as applicable, may give notice on March 7, 2019 of the redemption of any remaining 2.500% Senior Notes due 2020 and 4.20% Senior Notes due 2020 that are not validly tendered and accepted for purchase following the applicable Early Tender Date, in accordance with the indentures governing such Any and All Notes, subject to available funding. The Offerors, the Company or their affiliates may also from time to time, after completion of the applicable Tender Offer, purchase additional Securities in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise, or the applicable Offeror may redeem Securities that are redeemable pursuant to their terms.

The Offerors’ obligation to accept for payment and to pay for the Securities validly tendered in the Tender Offers is not subject to any minimum tender condition but is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase, including the financing condition that the Offerors shall have closed one or more debt financings resulting in net proceeds to the Offerors in an amount not less than the amount required, upon the terms and subject to the conditions of the applicable Tender Offer, to purchase all the Securities validly tendered and accepted for purchase in the Tender Offers and to pay Accrued Interest thereon and fees and expenses associated therewith. The Offerors reserve the right, subject to applicable law, to: (i) waive any and all conditions to the Tender Offers; (ii) extend or terminate the Tender Offers; (iii) increase or decrease the Aggregate Maximum Purchase Price and Series Tender Cap; or (iv) otherwise amend any of the Tender Offers in any respect.

Information Relating to the Tender Offers

Barclays Capital Inc. and BofA Merrill Lynch are acting as the dealer managers (the “Dealer Managers”) for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation (“Global Bondholder”). Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder at (866) 470-4200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the Tender Offer should be directed to Barclays Capital Inc., Liability Management Group at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or BofA Merrill Lynch, Liability Management Group, at (980) 387-3907 (collect) or (888) 292-0070 (toll-free).

None of the Offerors, the Company or their affiliates, their respective boards of directors or managing members, the Dealer Managers, Global Bondholder or the trustee with respect to any series of Securities is making any recommendation as to whether Holders should tender any Securities in response to any of the Tender Offers, and neither the Offerors nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

The full details of the Tender Offers, including complete instruction on how to tender Securities, are included in the Offer to Purchase. The Offer to Purchase contains important information that should be read by Holders of Securities before making a decision to tender any Securities. The Offer to Purchase may be downloaded from Global Bondholder’s website at http://www.gbsc-usa.com/Medtronic/ or obtained from Global Bondholder, free of charge, by calling toll-free at (866) 470-4200 (bankers and brokers can call collect at (212) 430-3774).

About Medtronic

Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 86,000 people worldwide, serving physicians, hospitals and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

This press release contains forward-looking statements that are not historical in nature. Such forward looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered Securities, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission. In some cases, you can identify these statements by forward-looking words, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc., or Covidien International Finance, S.A. undertakes to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

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